SECURITIES AND EXCHANGE COMMISSION



                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date Report (Date of earliest event reported) November  15, 1996



                        BONNEVILLE PACIFIC CORPORATION
              (Exact name of registrant as specified in charter)



      Delaware                      0-14846                 87-0363215
      (State or other               (Commission             (IRA Employer
      jurisdiction of               File Number)            Identification No.)
      incorporation)



50 West 300 South, Suite 300, Salt Lake City, Utah                       84101
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number including area code               (801) 363-2520
                                                                --------------


(Former name or former address, if changed since last report) Not applicable

Item 3.     Bankruptcy or Receivership.

      On December 5, 1991, the Registrant filed a petition in the United States Bankruptcy Court for the District of Utah, Central Division, Case No. 91A-27701, seeking protection to reorganize under Chapter 11 of the Federal Bankruptcy Code. Subsequent to the filing, the Registrant has applied to the Securities and Exchange Commission (the "Commission") to modify its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). On April 9, 1992, the Commission indicated that it would raise no objection if the Registrant modified its reporting obligations under the Exchange Act. A copy of the Monthly Financial Report for the period October 1, 1996 to October 31, 1996, as filed with the bankruptcy court is included as an exhibit hereto. On June 12, 1992, Roger G. Segal was appointed as the Chapter 11 Bankruptcy Trustee for the Company.


Item 5.     Other Events.

For information on litigation and matters previously reported, refer to the narrative on pages Form 2-G of the accompanying bankruptcy report.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused its report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    BONNEVILLE PACIFIC CORPORATION




                                    By:  Roger G. Segal, Chapter 11 Trustee

DATED November 15, 1996

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused its report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    BONNEVILLE PACIFIC CORPORATION




                                    By:  R. Stephen Blackham
                                         Assistant Controller

DATED November 15, 1996

                               INDEX TO EXHIBITS


Exhibit                                                               Page No.


28.1 Monthly Financial Report - Chapter 11, for the period October 1, 1996 to October 31, 1996, of the Registrant, dated November 15, 1996 as filed by the Registrant with the United States Bankruptcy Court for the District of Utah,
                  Central Division on November 15, 1996......................5

                            MONTHLY FINANCIAL REPORT
                                   CHAPTER 11

DEBTOR:    BONNEVILLE PACIFIC CORPORATION

CASE NO.   91A-27701          For Period    October 1 to    October 31, 1996
        ---------------                  ------------    -------------
                  Accounting Method Used: |X|  Accrual Basis|_|  Cash Basis


                                         COVER SHEET


                          THIS REPORT IS DUE 15 DAYS AFTER THE END OF THE MONTH.
Mark One Box For Each     The debtor must attach each of the following reports/
Required Report/Document  documents unless the U.S. Trustee has waived the requirement in writing. File original with Clerk of Court. File duplicate with U.S. Trustee.

Report/Document  Previously
Attached         Waived                     REQUIRED REPORTS/DOCUMENTS
[ x ]             [ ]     Cash Receipts & Disbursements Statement (Form 2-B)
[ x ]             [ ]     Balance Sheet (Form 2-C)
[ x ]             [ ]     Profit and Loss Statement (Form 2-D)
[ x ]             [ ]     Supporting Schedules (Form 2-E)
[ x ]             [ ]     Quarterly Fee Summary (Form 2-F)
[ x ]             [ ]     Narrative (Form 2-G)
[ x ]             [ ]     Bank Statement(s) for Debtor in Possession Account(s)


I declare under penalty of perjury that the following Monthly Financial Report and any attachments thereto, is true and correct to the best of my knowledge and belief.

Executed on:   November 15, 1996

                                  Debtor(s):    BONNEVILLE PACIFIC CORPORATION

                                  By:            R. Stephen Blackham
                                  Position:      Assistant Controller

                    DEBTOR:  BONNEVILLE PACIFIC CORPORATION
                           Bankruptcy No. 91A-27701
                                   Narrative
                     For the Month Ended October 31, 1996

                                    FORM 2G

------------------------------------------------------------------------------





Bonneville Pacific Corporation (the "Company" or "Bonneville") has continued to conduct its normal business activities during the month of October 1996 (the reporting period). These activities have included responding to the Operating Guidelines and Reporting Requirements for Chapter 11 debtors.

Significant actions related to the Company during the month of October and the first part of November 19961 (other than administrative matters, including professional fee applications) in accordance with various provisions of the Bankruptcy Code are as follows:

     1. The Segal v. Portland General, et al. action pending in the United States District Court, Case No. 92-C-364-J (the "Litigation") has been discussed at length in the previous Monthly Financial Reports filed by the Trustee and in the Trustee's four (4) Annual Reports, including the Report for the period of July 1, 1995 through June 30, 1996 filed on September 19, 1996, Concerning the Administration of the Estate. These Reports (which are on file with both the Bankruptcy Court and the Securities & Exchange Commission) must be reviewed for an understanding of the history and nature of the Litigation, including previous settlements 2 reached by the Trustee.

     On August 22, 1996 the Trustee entered into a comprehensive verbal settlement agreement with Portland General Corporation ("PGC"), its wholly owned subsidiary, Portland General Holding Inc. ("PGHI") and certain past and present officers of PGC or PGHI (collectively such entities and persons are referred to as "Portland"). Pursuant to the settlement, which

____________________________________

     1 This narrative attempts to summarize significant events affecting the Company through November 13, 1996.

     2 Each settlement agreement should be reviewed in its entirety for all terms and conditions (and consideration) of the settlement.

was documented by formal settlement agreement2 dated September 9, 1996, Portland released any and all claims against Bonneville, its estate and related entities and individuals except that PGHI retained ownership of 2,000,000 shares of common stock of Bonneville.



PGHI will surrender ownership of approximately 7,842,000 shares of common stock of Bonneville and Portland will withdraw with prejudice its filed claim (in the amount of $230,369,276.00) against Bonneville. Portland General has dismissed its counterclaim against Bonneville and its estate now pending in the Litigation and has withdrawn its claim. In exchange Portland received a release from Bonneville and its estate of all claims and causes of action, including those asserted in the Litigation. The settlement is intended to resolve any and all claims and/or rights and interest of the parties against one another and related entities and individuals except for such restricted rights as PGHI will have as the owner of 2,000,000 shares of common stock of Bonneville. Furthermore the settlement has resulted in a Thirty Million Six Hundred Twenty Thousand Five Hundred Forty Dollars ($30,620,540.00) of liabilities heretofore reflected on Bonneville's Balance Sheet being removed therefrom; and b) reduction of approximately Two Hundred Million Dollars ($200,000,000.00) from the amount of unbooked liabilities heretofore reflected in note 6 to the Balance Sheet. The settlement was conditioned upon approval by the United States District Court and the United States Bankruptcy Court. The Motion for Approval of the Settlement Agreement was heard by the United States Bankruptcy Court as scheduled on October 7, 1996, at which hearing the Bankruptcy Court approved the Motion. The United States District Court, based upon the Stipulated Motion of the parties on October 11, 1996, signed the Final Judgment and Order of Dismissal of Portland General from the Litigation.

On September 20, 1996 the Trustee entered into a verbal settlement agreement with Kidder Peabody. Pursuant to the settlement, which was documented by formal settlement agreement dated October 4, 1996, Kidder Peabody agreed to pay $15,000,000.00 to Bonneville Pacific Corporation , for a complete release of any and all claims which the Trustee or the estate has against Kidder Peabody. The settlement was conditioned upon approval by the United States District Court and the United States Bankruptcy Court. The Trustee's Motion for Approval of the Settlement Agreement was granted by the United States Bankruptcy Court on October 28, 1996. The District Court dismissed Kidder Peabody from the Litigation on October 28, 1996 and therefore the $15,000,000.00, which was paid by Kidder Peabody to the Trustee in trust on October 5, 1996 pending approval of the settlement, plus accrued interest, has been received by the estate.

     All litigation settlement recoveries actually received by the Company are subject to a contingency fee in favor of the law firm of Beus, Gilbert & Morrill, special litigation counsel for the Trustee. The "Legal Representation Agreement" between the Trustee and Beus, Gilbert & Morrill, which agreement sets forth the terms of the contingent fee arrangement, was approved by the
Bankruptcy Court in 1992. Pursuant to the contingent fee agreement, Beus, Gilbert & Morrill would, after subtracting for litigation costs, be paid forty percent (40%) of any settlement or litigation recoveries received after trial commences, thirty-three percent (33%) of any settlement sums received after the litigation is filed but before trial commences, or, as the case may be, twenty percent (20%) of the settlement sum received if the settlement occurs before litigation is commenced ( in all instances less amounts paid to the Trustee's General Counsel, Cohne, Rappaport & Segal, P.C., for fees related to the Litigation). Any fees or costs to be paid to Beus, Gilbert & Morrill must first be allowed (approved) by the Bankruptcy Court upon application after notice and hearing. Beus, Gilbert & Morrill, on October 10, 1996, filed its Fifth Application for Allowance of Interim Fees seeking allowance of $10,678,397.33 in fees based upon (a) the Ten Million Dollar ($10,000,000.00) Fraser & Beatty
settlement, (b) the Fifteen Million Dollar ($15,000,000.00) Kidder Peabody Settlement (if approved and paid), (c) the Seven Million Dollar ($7,000,000.00) settlement sum paid by Piper Jaffray, (d) the One Million Dollar ($1,000,000.00) Hixson Settlement, and (e) miscellaneous other litigation recoveries, which collectively for the period total less then One Million Dollars ($1,000,000.00). Beus, Gilbert & Morrill was also seeking, based upon its thirteenth interim cost application, reimbursement for litigation costs expended during the period from June 1, 1996 to September 30, 1996 which total $655,956.09. The United States Bankruptcy Court allowed the requested fees and costs at a hearing held on November, 4, 1996 and the estate paid such fees and costs (which totaled $11,334,353.42) to Beus, Gilbert & Morrill on or about November 5, 1996.

The remaining defendant in the Litigation3 is Westinghouse Electric Corporation. On March 31, 1996, the Trustee filed with the Court a revised damage calculation. Westinghouse adamantly disputed the Trustee's damage claims and filed motions to strike the revised damage calculation. At various pretrial hearings beginning on July 30, 1996 and continuing on various days thereafter, the Court struck some of the Trustee's

--------

     3 Defendants in separate actions which were severed from the Litigation are Calpine Corporation, William Cerutti, Ronald Yanke and Dinuba Energy. The Trustee also has entered into several agreements with other persons or entities which agreements toll the running of any applicable statute of limitation concerning any claim or cause of action possessed by the Company against such persons or entities.

remaining causes of action against Westinghouse and substantially reduced the amount of possible damages recoverable from that sought by the Trustee in his March 31, 1996 revised damage calculation. At further pre-trial hearings held on November 8, 1996, the Court eliminated a number of Westinghouses asserted defenses to the Trustee's causes of action. Trial of the Litigation against Westinghouse is now scheduled for January 14, 1997.

     A continued hearing was held by the Court on November 1, 1996 in one of the actions severed from the main Litigation concerning the motion by Defendant William Cerutti for Summary Judgment (Segal v. Cerutti USDC for Def. 4 Case No. 92-CV-1115-J-C). At the hearing the Court made an oral ruling granting the Defendant's motion.

     Further hearings are scheduled in December in the other two actions involving defendants Calpine Corporation and Ronald Yanke & Dinuba Energy, severed from the main litigation.

     As with any litigation, the ultimate net return to the estate from the remaining defendants discussed above is uncertain. It is estimated that the litigation, taking into account appeals, may take years to fully resolve.

     During the period covered by this report Robert Wood, L. Wynn Johnson & Raymond Hixson, former Officers and Directors of Bonneville, were sentenced based upon the plea bargain each had negotiated whereby each pled guilty to two felony counts in exchange for dismissal of all other criminal counts. Robert Wood was sentenced to serve twelve (12) months and one (1) day in a federal prison facility and L. Wynn Johnson was sentenced to serve Thirteen (13) months in a federal prison facility. Raymond Hixson was sentenced to community service and ordered to pay a One Hundred Fifty Thousand Dollar ($150,000.00) fine.

     In addition to the above described litigation matters, the Company continues in its business operations. Significant actions and events during October 1996 related to business matters are as follows:

1. The Trustee and his counsel continue to monitor the Company's 50% general partnership interest in NCA #1 owned through the Company's wholly owned subsidiary, Bonneville Nevada Corporation. NCA #1 is a Nevada general partnership that owns an 85-megawatt cogeneration project located near Las Vegas, Nevada. As previously reported, Nevada Power Company ("NPC") curtailed its purchases of electrical power from NCA #1 during significant portions of 1994 and 1995. The curtailments have continued during 1996.

      As previously reported, various appeals have been filed by the NCA #1 and NPC relative to NPC curtailment actions. The Trustee and his counsel continues to monitor these cases. Presently the project is awaiting oral argument before the Nevada Supreme Court relative to NPC's appeal of a lower court's decision not to enjoin arbitration of curtailment issues. Oral arguments on the appeal are expected to be heard in the Spring of 1997.

      Since January 1, 1996, curtailments of NCA #1 have continued but at a significantly lower level than during the same period in 1995. Minor NPC curtailments occurred during the reporting period. There is no assurance that this trend will continue. It is NCA #1's position that the curtailments are in possible violation of applicable curtailment protocols and possible breach of NCA #1's Power Purchase Contract with NPC. The Trustee will continue to monitor this situation. In addition to the NPC curtailments, the scheduled fall outage for maintenance purposes was extended an additional seven (7) days to address cooling channel problems within one turbine. This resulted in a one time reduction in monthly revenues and associated net income.

     On June 7, 1995, NPC filed a petition with the Public Service Commission of Nevada ("PSCN") seeking to ratify its prior curtailment practices. NCA #1 filed an objection to this petition and the First Judicial District Court of the State of Nevada stayed further action on the petition pending resolution of collateral matters. On September 18, 1996 NPC has Submitted a motion to clarify and limit the scope of the stay relative to other cogeneration facilities which may have a collateral effect upon the First Judicial District Court's prior rulings. NCA #1 has prepared its brief in opposition and the Trustee will also monitor this litigation.

      On September 27, 1996, NCA #1 was served with Findings and Notices of Violation ("NOV") issued by Region IX of the United States Environmental Protection Agency (the "EPA") for alleged violations of the Clean Air Act's Prevention of Significant Deterioration program applicable for the State of Nevada. Specifically, EPA alleges that NCA #1, contrary to applicable operating permits, failed to timely install "Best Available Control Technology" at the plant in the form of a selective catalytic reduction system to control NOx emissions. NCA #1 refutes these allegations. On October 29, 1996, a representative of the partnership met with EPA representatives to determine if the NOV could be resolved without litigation. This initial meeting of the parties was inconclusive and additional meetings will need to be held.

      On October 21, 1996 the estate paid to Bank of Tokyo the sum of $951,507.89 in full payment of such creditor's secured claim against the estate. With such payment Bank of

      Tokyo will return to the estate the pledged collateral. Specifically, the stock of Bonneville Nevada Corporation, the wholly owned subsidiary of the Company which possesses the 50% partnership interest in the NCA #1 project.

      Representatives of NCA #1 and NCA #2 (a related power project) have been meeting with representatives of the bank in an effort to reduce financing costs and administrative requirements given current market conditions. Such negotiations have been productive but, as of October 31, 1996, a definitive amendment to the Project Credit Facilities had not been executed. It is anticipated that such an amendment would be finalized in November, 1996.

Analysis of Claims and Possible Distributions.

     Prepetition claims against the Bonneville Pacific bankruptcy estate total approximately two hundred million dollars in booked and unbooked liabilities (excluding any addition for possible post-petition interest). The exact amount of such claims (which include unfiled subordinated claims relating to the purchase or sale of the Company's stock and bonds for which a December 16, 1996 bar date has now been established) is still undetermined and the distribution priority for such claims is still being researched, investigated, litigated or negotiated by the Trustee and other parties in interest.

     On August 20, 1996 the Trustee filed a Motion for Establishment of a Supplementary Claims Bar Date seeking to set December 16, 1996 as the supplementary claims bar date by which all creditors of Bonneville who had not previously been adequately notified to file claims must complete and file a proof of claim with the Clerk of the Bankruptcy Court. The Trustee believes that most of the new claims which may be filed would relate to possible claims against Bonneville arising out of the purchase or sale of its securities. The Motion also sought approval of a form of notice to be sent to potential creditors, approval of a form proof of claim, approval of a procedure to identify potential claimants and a procedure for notice by publication. A hearing on the Motion was scheduled before the Bankruptcy Court on September 10, 1996. No objections to the Motion were filed and at the hearing the Court granted the Motion and signed an order establishing the supplementary claims bar deadline. Consequently, the Trustee is proceeding with the action authorized by the order granting the Motion. Pursuant to the Order Approving the Motion, notice has been sent to more than 6,000 potential claimants and notice has been published in newspapers throughout the United States. Through October 31, 1996 several hundred new proofs of claim have been filed with the Bankruptcy Court.

     At this time it is not clear what post petition taxes for periods after April 30, 1995, if any, are owed by the Company.4 In an effort to resolve tax issues relating to the material litigation settlements which have occurred since May 1, 1996, the Trustee has filed with the Internal Revenue Service an application to change the Company's tax year from one ending on April 30th to one ending on December 31st. The Trustee desires to change the Company's tax year period (if changed the Company's present tax year would be from May 1, 1996 through December 31, 1996 and thereafter would be on a calendar year basis) in order to facilitate the filing of a plan of reorganization of the Company. By shortening the Company's tax year, the Trustee may be able to receive a prompt tax determination for the tax year ending December 31, 1996, which determination will facilitate any party in interest filing a plan of reorganization because the amount of tax owed by the Debtor, if any, should be quantified (See 11 U.S.C. ss.505).

     At this time it is not known whether interest will ever be paid on any allowed unsecured claim because (a) it is not at all clear that the estate will possess sufficient funds to pay interest on any particular class of claims, and
(b) the law concerning payment of interest to any particular class of claims is not clear and therefore, even if sufficient funds did exist, the issue of payment of interest (and the applicable rate of interest, if any) to any particular class of claims would have to be either consensually resolved in a plan of reorganization or would have to be adjudicated by a court of competent jurisdiction.

     No plan of reorganization negotiations which include the Trustee are now being conducted. However, in light of the settlements to date reached in the Litigation and the recent approval of the Portland Settlement and in light of the December 16, 1996 supplementary claim deadline, the Company is now in the position to begin the process of formulating and proposing a plan of reorganization. Plan negotiations with creditors will not begin at the earliest for several weeks and it will be several months, if not substantially more, before any creditor with an allowed claim can anticipate receiving any distribution from the estate.

     For a discussion of some of the claims against the estate, see Section VII of the Trustee's Fourth Annual Report for the period from July 1, 1995 through June 30, 1996. Claims of the bondholders (debenture holders) may be subordinate in payment priority to the claims of banks and those creditors similarly situated. The Trustee is continuing with efforts to resolve claims against the estate.

     --------

     4 The Company's consolidated income tax returns for the tax year ending April 30, 1996 have not yet been filed but appropriate extensions have been obtained by the Company.

The Trustee has employed the law firm of Weil, Gotshall & Manges, L.L.P., with its principal office in New York City, as Special Plan Counsel. The purpose of the employment includes, but is not limited to, advising the Trustee concerning tax issues and assisting the Trustee and his General Counsel concerning a plan of reorganization and issues relating thereto.

                        Statement of Chapter 11 Trustee


      Roger G. Segal, Chapter 11 Trustee of the bankruptcy case of Bonneville Pacific Corporation, having been so appointed on June 12, 1992, hereby states that he has reviewed the following Monthly Financial Report and any attachments thereto and that, based on his review and the representations of officers and employees of the debtor, Bonneville Pacific Corporation, he believes that the information contained in the Monthly Financial Report and attachments is true and correct. However, neither Roger G. Segal, Chapter 11 Trustee, nor Neilson, Elggren, Durkin & Company, as accountants for Roger G. Segal, Chapter 11
Trustee, has had an opportunity to independently verify that the information contained in the following Monthly Financial Report and the attachments thereto is true and correct.

      DATED this 15th day of November 1996.




                                     ---------------------------------------
                                     Roger G. Segal
                                     Chapter 11 Trustee

                           DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                     Case No. 91A-27701
                          Cash Receipts and Disbursements Statement
                           For Period October 1 - October 31, 1996

------------------------------------------------------------------------------



                                     CASH RECONCILIATION



1.  Beginning Cash Balance:                                   $116,371,547.10

2.  Cash Receipts: (See Page 2 of 2)105       15,478,484.62

3.  Cash Disbursements: (See Page 2 of 2)     (1,792,229.61)
                                              -------------

4.  Net Cash Flow:                                              13,686,255.01

5.  Ending Cash Balance: (to Form 2-C)                        $130,057,802.11
                                                              ===============



                           CASH ACCOUNT SUMMARY - ENDING BALANCES


         ACCOUNT                 AMOUNT     FINANCIAL INSTITUTION

PAYROLL ACCOUNT                  $1,047.44         FIRST SECURITY BANK OF UTAH
PAYROLL TAX ACCOUNT                 357.29         KEY BANK OF UTAH
GENERAL CORP CASH               394,286.35         KEY BANK OF UTAH
CHPTR 11 TRUSTEE JOINT ACCT     341,050.85   (A)   KEY BANK OF UTAH
CHPTR 11 US TRUSTEE JT ACCT  15,054,508.19   (A)   US BANK
CHPTR 11 TRUSTEE - CD ACCT   10,770,760.58   (A)   US BANK
CHPTR 11 TRUSTEE - JNT CD     5,208,408.50   (A)   KEY BANK OF UTAH
CHPTR 11 TRUSTEE JOINT ACCT   5,151,590.83   (A)   BANK ONE
CHPTR 11 TRUSTEE JT SAVINGS     346,729.91   (A)   BANK ONE
UNITED STATES TREASURY BONDS 92,609,028.79   (A)   BANK ONE
PROCEEDS FROM ASSET SALES         3,957.29   (A)   KEY BANK OF UTAH
KYOCERA MAINTENANCE RESERVE     176,076.09         KEY BANK OF UTAH
                             --------------
                           $130,057,802.11



(A) Accounts requiring signatures of both the US Trustee and Chapter 11 Trustee for disbursements.









                                                                   FORM 2-B

                           DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                     Case No. 91A-27701
                          Cash Receipts and Disbursements Statement
                           For Period October 1 - October 31, 1996
-----------------------------------------------------------------------------




                                   CASH RECEIPTS JOURNALS


   BANK ACCOUNT                      TOTAL          PAGE REF

   PAYROLL ACCOUNT                    $20,658.35        A
   PAYROLL TAX ACCOUNT                  9,669.68        B
   GENERAL CORP CASH                1,811,101.53        C
   CHPTR 11 TRUSTEE JOINT ACCT         54,701.93        E
   CHPTR 11 US TRUSTEE JT ACCT     15,054,508.19        F
   CHPTR 11 TRUSTEE - CD ACCT          69,397.62        G
   CHPTR 11 TRUSTEE - JNT CD                0.00       N/A
   CHPTR 11 TRUSTEE JOINT ACCT         23,085.30        H
   CHPTR 11 TRUSTEE JT SAVINGS     21,303,393.05        I
   UNITED STATES TREASURY BONDS    21,465,095.58        J
   PROCEEDS FROM ASSET SALES               10.54        K
   KYOCERA MAINTENANCE RESERVE         11,787.43        L
                                  ---------------

                                   59,823,409.20
   LESS:  ACCOUNT TRANSFERS       (44,344,924.58)


        TOTAL CASH RECEIPTS       $15,478,484.62
                                  ===============



                                 CASH DISBURSEMENTS JOURNALS


       BANK ACCOUNT                        TOTAL       PAGE REF

    PAYROLL ACCOUNT                     $20,693.78        A
    PAYROLL TAX ACCOUNT                   9,673.30        B
    GENERAL CORP CASH                 1,803,341.63        D
    CHPTR 11 TRUSTEE JOINT ACCT       1,700,043.93        E
    CHPTR 11 US TRUSTEE JT ACCT               0.00        F
    CHPTR 11 TRUSTEE - CD ACCT                0.00        G
    CHPTR 11 TRUSTEE - JNT CD                 0.00       N/A
    CHPTR 11 TRUSTEE JOINT ACCT               0.00        H
    CHPTR 11 TRUSTEE JT SAVINGS      21,301,401.55        I
    UNITED STATES TREASURY BONDS     21,302,000.00        J
    PROCEEDS FROM ASSET SALES                 0.00        K
    KYOCERA MAINTENANCE RESERVE               0.00        L
                                   ----------------

                                     46,137,154.19
     LESS:  ACCOUNT TRANSFERS       (44,344,924.58)
                                    _______________
     TOTAL CASH DISBURSEMENTS        $1,792,229.61
                                    ===============

                           DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                     Case No. 91A-27701
                                       Payroll Account
                           For Period October 1 - October 31, 1996
-----------------------------------------------------------------------------





                                    CASH RECEIPTS JOURNAL


  DATE     DOC #       PAYOR                  AMOUNT        DESCRIPTION

10/11/96 CK# 5905   BPC - GENERAL            $10,214.44  PAYROLL TRANSFER
10/28/96 CK# 5868   BPC - GENERAL             10,443.91  PAYROLL TRANSFER
                                             ----------

         TOTAL CASH RECEIPTS                 $20,658.35





                                 CASH DISBURSEMENTS JOURNAL


 DATE      DOC #         PAYEE              AMOUNT        DESCRIPTION

10/15/96            PAYROLL SUMMARY       $10,214.44
10/31/96            PAYROLL SUMMARY        10,443.91
10/31/96 BNK STMT   KEY BANK OF UTAH           35.43      SERVICE CHARGE
                                          ------------

         TOTAL CASH DISBURSEMENTS         $20,693.78
                                          ==========

                           DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                     Case No. 91A-27701
                                     Payroll Tax Account
                           For Period October 1 - October 31, 1996
--------------------------------------------------------------------------




                                    CASH RECEIPTS JOURNAL


  DATE     DOC #       PAYOR             AMOUNT        DESCRIPTION

10/11/96 CK# 5906   BPC - GENERAL        $4,507.38   PR TAX TRANSFER
10/22/96 CK# 5932   BPC - GENERAL           535.61   PR TAX TRANSFER
10/28/96 CK# 5948   BPC - GENERAL         4,626.69   PR TAX TRANSFER
                                         ---------

       TOTAL CASH RECEIPTS               $9,669.68
                                         =========




                                 CASH DISBURSEMENTS JOURNAL



 DATE      DOC #          PAYEE                  AMOUNT        DESCRIPTION

10/11/96 CK# 1208   KEY BANK OF UTAH           $3,742.01   FEDERAL TAX DEPOSIT
10/22/96 CK# 1209   INTERNAL REVENUE SERVICE       21.80   FEDERAL TAX DEPOSIT
10/22/96 CK# 1210   UTAH DEPT OF EMP. SECURITY    513.81   STATE UNEMPLOYMENT
10/28/96 CK# 1211   KEY BANK OF UTAH            3,840.26   FEDERAL TAX DEPOSIT
10/28/96 CK# 1212   UTAH STATE TAX COMMISSION   1,551.80   STATE INCOME TAX
10/31/96 BNK STMT   KEY BANK OF UTAH                3.62   SERVICE CHARGE
                                            ------------

             TOTAL CASH DISBURSEMENTS          $9,673.30

                           DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                     Case No. 91A-27701
                                      General Corp Cash
                           For Period October 1 - October 31, 1996
------------------------------------------------------------------------------






                                    CASH RECEIPTS JOURNAL



 DATE      DOC #         PAYEE                  AMOUNT        DESCRIPTION

10/01/96 DS100196 C. MOWER                      $11.66  EXPENSE REIMBURSEMENT
10/01/96 DS100196 C. CAMOZZI                    290.93  INSURANCE REIMBURSEMENT
10/01/96 DS101596 J. MACK                       548.91  INSURANCE REIMBURSEMENT
10/15/96 DS101596 BONNEVILLE PACIFIC CORP 1,700,000.00  TRANSFER
10/15/96 DS101596 SAN DIEGO GAS & ELECTRIC    2,235.27  ENERGY REV-KYOCERA
10/15/96 DS101596 BONNEVILLE FUELS           11,454.20  EXPENSE REIMBURSEMENT
10/15/96 DS101596 D. GARDINER                   369.59  INSURANCE REIMBURSEMENT
10/15/96 DS101596 J. ALLSOP                     143.49  INSURANCE REIMBURSEMENT
10/28/96 DS102896 KYOCERA AMERICA            92,952.17  ENERGY REV-KYOCERA
10/28/96 DS102896 C. CAMOZZI                    283.83  INSURANCE REIMBURSEMENT
10/31/96 BNK STMT KEY BANK OF UTAH            2,811.48  INTEREST INCOME
                                           ------------
       TOTAL CASH RECEIPTS               $1,811,101.53
                                        ===============

                           DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                     Case No. 91A-27701
                                      General Corp Cash
                           For Period October 1 - October 31, 1996
-------------------------------------------------------------------------




                                   CASH DISBURSEMENTS JOURNAL

 DATE     CHECK #                PAYEE                AMOUNT   DESCRIPTION
10/01/96 1005873 AIRBORNE EXPRESS                      19.00   EXPRESS MAIL EXPENSE
10/01/96 1005874 AMPCO SYSTEM PARKING               1,292.00   RENT - PARKING
10/01/96 1005875 APPLE SPICE JUNCTION                  68.44   LUNCHEON MEETING
10/01/96 1005876 A T & T                            1,114.19   TELEPHONE EXPENSE
10/01/96 1005877 AUTOMATED OFFICE SYSTEMS INC.        248.86   OFFICE SUPPLIES & EXPENSE
10/01/96 1005878 BPC-KYOCERA MAINT RESERVE         11,195.00   TRANSFER-MAINT RESERVE
10/01/96 1005879 HERITAGE PRODUCTS INC                318.07   OFFICE SUPPLIES & EXPENSE
10/01/96 1005880 VOID                                VOID      VOID
10/01/96 1005881 MOUNT OLYMPUS WATER                   23.14   OFFICE SUPPLIES & EXPENSE
10/01/96 1005882 MOUNTAIN STATES OFF PRODUCTS          62.61   OFFICE SUPPLIES & EXPENSE
10/01/96 1005883 CLARK MOWER                        1,146.23   TRAVEL REIMBURSEMENT
10/01/96 1005884 NAT'L WHOLESALE DISTRBTRS             72.41   OFFICE SUPPLIES & EXPENSE
10/01/96 1005885 NEWSPAPER AGENCY CORPORATION         240.24   DUES & SUBSCRIPTIONS
10/01/96 1005886 PITNEY BOWES INC                     322.62   OFFICE SUPPLIES & EXPENSE
10/01/96 1005887 REDMAN VAN & STORAGE CO INC.          84.87   RENT-STORAGE
10/01/96 1005888 SAN DIEGO GAS & ELECTRIC             101.26   O&M EXPENSE-KYOCERA
10/01/96 1005889 STATE OF UTAH                         10.00   OFFICE SUPPLIES & EXPENSE
10/01/96 1005890 TRAVEL ZONE CRUISE ZONE              215.50   TRAVEL EXPENSE
10/01/96 1005891 UNUM LIFE INSURANCE CO OF AMERICA  1,496.08   INSURANCE-DISABILITY
10/01/96 1005892 US WEST COMMUNICATIONS               904.63   TELEPHONE EXPENSE
10/01/96 1005893 VOID                                VOID      VOID
10/01/96 1005894 VOID                                VOID      VOID
10/01/96 1005895 CLARK MOWER                          475.78   TRAVEL REIMBURSEMENT
10/01/96 1005896 VANIER BUSINESS FORMS GRAPHICS        97.83   OFFICE SUPPLIES & EXPENSE
10/01/96 1005897 WARREN GORHAM & LAMONT INC.           82.51   DUES & SUBSCRIPTIONS
10/01/96 1005898 KEY BANK                          47,175.00   OFFICE SUPPLIES & EXPENSE
10/04/96 1005899 50 WEST BROADWAY ASSOC INC        12,413.00   RENT-OFFICE SPACE & PARKING
10/04/96 1005900 AUTOMATED OFFICE SYSTEMS INC.        310.95   OFFICE SUPPLIES & EXPENSE
10/04/96 1005901 BENEFICIAL LIFE INSURANCE            698.48   INSURANCE-LIFE
10/04/96 1005902 BONNEVILLE PACIFIC SERVICES           92.40   O&M EXPENSE-KYOCERA
10/04/96 1005903 REDMAN VAN & STORAGE CO INC           84.87   RENT-STORAGE
10/04/96 1005904 TRAVEL ZONE CRUISE ZONE            1,369.80   TRAVEL EXPENSE
10/11/96 1005905 BONNEVILLE PACIFIC/PAYROLL        10,214.44   TRANSFER - PAYROLL ACCT
10/11/96 1005906 BPC PAYROLL TAX ACCOUNT            4,507.38   TRANSFER - PAYROLL TAX ACCT
10/11/96 1005907 WELLS FARGO BANK                     788.67   401K CONTRIBUTIONS
10/10/96 1005908 FIDELITY TRANSFER COMPANY          2,068.98   OFFICE SUPPLIES & EXPENSE
10/14/96 1005909 AIRBORNE EXPRESS                      57.03   EXPRESS MAIL EXPENSE
10/14/96 1005910 AMERICAN INSTITUTE OF CPA'S          120.00   MEMBERSHIP DUES
10/14/96 1005911 APPLE SPICE JUNCTION                  67.76   LUNCHEON MEETING
10/14/96 1005912 EXPRESS MESSENGER SYSTEMS              5.00   RUNNER SERVICES
10/14/96 1005913 EXECUTIVE ENTERPRISES              1,395.00   CONFERENCES & SEMINARS
10/14/96 1005914 GENERATOR POWER SYSTEMS INC       13,051.41   O&M EXPENSE-KYOCERA
10/14/96 1005915 LAW MAIL                           4,671.16   OFFICE SUPPLIES & EXPENSE

                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                        General Corp Cash
                             For Period October 1 - October 31, 1996
------------------------------------------------------------------------------




                               CASH DISBURSEMENTS JOURNAL (CONT.)


 DATE     CHECK #                PAYEE                  AMOUNT        DESCRIPTION
10/14/96 1005916    MOUNT OLYMPUS WATER                   27.96   OFFICE SUPPLIES & EXPENSE
10/14/96 1005917    THE PLANT GALLERY                    139.00   OFFICE SUPPLIES & EXPENSE
10/14/96 1005918    THE PRUDENTIAL                       975.92   INSURANCE - DISABILITY
10/14/96 1005919    REDMAN VAN & STORAGE                 780.99   RENT - STORAGE
10/14/96 1005920    SAN DIEGO GAS & ELECTRIC             101.26   O&M EXPENSE-KYOCERA
10/14/96 1005921    SEDGWICK JAMES OF COLORADO           250.00   INSURANCE-RECLAMATION BOND
10/14/96 1005922    STEVEN H. STEPANEK                    88.05   TRAVEL REIMBURSEMENT
10/14/96 1005923    WARREN GORHAM & LAMONT INC            79.86   DUES & SUBSCRIPTIONS
10/14/96 1005924    WESTERN TRAVEL INC                 3,277.08   TRAVEL EXPENSE
10/14/96 1005925    XEROX CORPORATION                    383.28   OFFICE SUPPLIES & EXPENSE
10/15/96 1005926    KEY BANK                         500,000.00   FEDERAL INCOME TAX
10/15/96 1005927    UTAH STATE TAX COMMISSION         90,000.00   STATE INCOME TAX
10/15/96 1005928    FRANCHISE TAX BOARD OF CAL        10,000.00   STATE INCOME TAX
10/16/96 1005929    PARSONS BEHLE & LATIMER          100,000.00   PROFESSIONAL FEES (SETTLEMENT)
10/21/96 1005930    BOT FINANCIAL CORPORATION        951,507.89   LOAN PAYMENT
10/22/96 1005931    WORKERS COMPENSATION FND OF UTAH     293.97   INSURANCE-WORKERS COMP
10/22/96 1005932    BPC PAYROLL TAX ACCOUNT              535.61   TRANSFER-PAYROLL TAX ACCT
10/25/96 1005933    AIRBORNE EXPRESS                      89.82   EXPRESS MAIL EXPENSE
10/25/96 1005934    AMPCO SYSTEM PARKING                  55.00   RENT - PARKING
10/25/96 1005935    A T & T                            1,230.34   TELEPHONE EXPENSE
10/25/96 1005936    AUTOMATED OFFICE SYSTEMS INC         119.39   OFFICE SUPPLIES & EXPENSE
10/25/96 1005937    CSC NETWORKS                       1,544.40   OFFICE SUPPLIES & EXPENSE
10/25/96 1005938    EXPRESS MESSENGER SYSTEMS              7.50   RUNNER SERVICES
10/25/96 1005939    MOUNT OLYMPUS WATER                   38.15   OFFICE SUPPLIES & EXPENSE
10/25/96 1005940    MOUNTAIN STATES OFF PRODUCTS         317.95   OFFICE SUPPLIES & EXPENSE
10/25/96 1005941    CLARK MOWER                        1,625.11   TRAVEL REIMBURSEMENT
10/25/96 1005942    VOID                                VOID      VOID
10/25/96 1005943    PURCHASE POWER PITNEY BOWES          779.50   OFFICE SUPPLIES & EXPENSE
10/25/96 1005944    US WEST COMMUNICATIONS               871.31   TELEPHONE EXPENSE
10/25/96 1005945    NAT'L WHOLESALE DISTRBTRS            348.39   OFFICE SUPPLIES & EXPENSE
10/28/96 1005946    ALPHA GRAPHICS                       388.42   OFFICE SUPPLIES & EXPENSE
10/28/96 1005947    BONNEVILLE PACIFIC/PAYROLL        10,443.91   TRANSFER - PAYROLL ACCT
10/28/96 1005948    BPC PAYROLL TAX ACCOUNT            4,626.69   TRANSFER - PAYROLL TAX ACCT
10/28/96 1005949    WELLS FARGO BANK                     788.67   401K CONTRIBUTIONS
10/28/96 1005950    INTERNAL REVENUE SERVICE           2,894.59   FEDERAL INCOME TAX
10/31/96 BANK STMT  KEY BANK                              49.02   SERVICE CHARGE
                                                      ------------

                TOTAL CASH DISBURSEMENTS          $1,803,341.63
                                                  ==============


                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                Chapter 11 Trustee Joint Account
                             For Period October 1 - October 31, 1996
-------------------------------------------------------------------------




                                      CASH RECEIPTS JOURNAL


  DATE     DOC #         PAYOR             AMOUNT        DESCRIPTION

10/01/96 GJ279      WYNN JOHNSON        $50,000.00  SETTLEMENT PAYMENT
10/31/96 BNK STMT   KEY BANK OF UTAH      4,701.93  INTEREST INCOME
                                        __________
   TOTAL CASH RECEIPTS                  $54,701.93
                                        ==========




                                   CASH DISBURSEMENTS JOURNAL


 DATE      DOC #                 PAYEE          AMOUNT      DESCRIPTION

10/15/96 DS101596   BPC-GENERAL ACCT        $1,700,000.00   TRANSFER
10/31/96 BANK STMT  KEY BANK OF UTAH                43.93   BANK SERVICE CHARGE
                                            -------------
                  TOTAL CASH DISBARMENTS    $1,700,043.93
                                            =============

                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                               Chapter 11 US Trustee Joint Account
                             For Period October 1 - October 31, 1996
------------------------------------------------------------------------------




                                      CASH RECEIPTS JOURNAL


  DATE     DOC #        PAYOR             AMOUNT        DESCRIPTION

10/04/96 AJE1025    KIDDER PEABODY     $15,046,721.30  SETTLEMENT PYMNT & INT*
10/31/96 BANK STMT  US BANK                  7,786.89  INTEREST INCOME

      TOTAL CASH RECEIPTS              $15,054,508.19
                                       ==============





                                   CASH DISBURSEMENTS JOURNAL


 DATE      DOC #          PAYEE                  AMOUNT        DESCRIPTION

           NONE






* The Kidder Peabody settlement was for $15,000,000. The $46,721.30 represents interest earned on the settlement while pending final court approval, which approval was received on October 28, 1996.

                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                 Chapter 11 Trustee - CD Account
                             For Period October 1 - October 31, 1996
--------------------------------------------------------------------------




                                      CASH RECEIPTS JOURNAL


  DATE     DOC #                 PAYOR           AMOUNT      DESCRIPTION

10/31/96 BANK STMT  US BANK                  $69,397.62      INTEREST INCOME





                                   CASH DISBURSEMENTS JOURNAL


 DATE      DOC #                 PAYEE          AMOUNT        DESCRIPTION

                    NONE

                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                 Chapter 11 Trustee - CD Account
                             For Period October 1 - October 31, 1996
-------------------------------------------------------------------------




                                      CASH RECEIPTS JOURNAL


  DATE     DOC #                 PAYOR         AMOUNT      DESCRIPTION

10/31/96 AJE1007    BANK ONE                 $23,085.30    INTEREST INCOME





                                   CASH DISBURSEMENTS JOURNAL


 DATE      DOC #                 PAYEE        AMOUNT       DESCRIPTION


                    NONE

                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                  Chapter 11 Trustee JT Savings
                             For Period October 1 - October 31, 1996
-------------------------------------------------------------------------------




                                      CASH RECEIPTS JOURNAL


  DATE     DOC #                 PAYOR         AMOUNT        DESCRIPTION

10/03/96 AJE1026    BANK ONE               $21,302,000.00   MATURITY OF T BILLS
10/31/96 BANK STMT  BANK ONE                     1,393.05   INTEREST INCOME

                                           $21,303,393.05
                                           ==============





                                   CASH DISBURSEMENTS JOURNAL


 DATE      DOC #           PAYEE            AMOUNT         DESCRIPTION

10/03/96 AJE1027  BONNEVILLE PACIFIC CORP  $21,301,401.55  PURCHASE OF T BILLS

                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                Short Term Marketable Securities
                             For Period October 1 - October 31, 1996
-----------------------------------------------------------------------------




                                      CASH RECEIPTS JOURNAL


  DATE     DOC #                 PAYOR           AMOUNT        DESCRIPTION

10/03/96 AJE1027    BONNEVILLE PACIFIC CORP    $21,301,401.55  TRANSFER
10/31/96 BANK STMT  BANK ONE                       163,694.03  INTEREST INCOME
                                               ---------------
                                               $21,465,095.58
                                               ===============



                                   CASH DISBURSEMENTS JOURNAL


 DATE      DOC #                 PAYEE             AMOUNT         DESCRIPTION

10/03/96 AJE1026    BONNEVILLE PACIFIC CORP       $21,302,000.00  TRANSFER

                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                    Proceeds From Asset Sales
                             For Period October 1 - October 31, 1996
---------------------------------------------------------------------------




                                      CASH RECEIPTS JOURNAL


  DATE     DOC #                 PAYOR          AMOUNT       DESCRIPTION

10/31/96 BANK STMT  KEY BANK OF UTAH            $10.54       INTEREST INCOME




                                   CASH DISBURSEMENTS JOURNAL


 DATE      DOC #                 PAYEE              AMOUNT        DESCRIPTION

                    NONE

                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                   Kyocera Maintenance Reserve
                             For Period October 1 - October 31, 1996
------------------------------------------------------------------------




                                      CASH RECEIPTS JOURNAL


  DATE     DOC #                 PAYOR             AMOUNT    DESCRIPTION

10/01/96 CK# 5878   BONNEVILLE PACIFIC CORP     $11,195.00  TRANSFER
10/31/96 BNK STMT   KEY BANK OF UTAH                592.43  INTEREST INCOME
                                                ----------

                    TOTAL CASH RECEIPTS         $11,787.43

                                   CASH DISBURSEMENTS JOURNAL


  DATE     DOC #                 PAYEE                  AMOUNT     DESCRIPTION

                    NONE

                            DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                      Case No. 91A-27701
                                         Balance Sheet
                                    As of October 31, 1996
-------------------------------------------------------------------------


ASSETS
Current Assets:
    Cash                                        $130,057,802
    Accounts receivable - trade                       84,326
    Accounts receivable - settlements (Note 4)     4,300,000
    Accounts receivable - affiliates                 255,096
    Prepaid Insurance                                 55,426
    Accrued interest receivable                      858,362

    Total current assets                                         $135,611,012
Fixed Assets:
    Land                                             198,424
    Equipment, furniture and fixtures              3,745,635
    Total fixed assets                             3,944,059
    Less:  Accumulated depreciation               (2,937,990)
    Net fixed assets                                                1,006,069
Other Assets:
    Investment in and advances to subsidiaries
     and partnership                              28,921,743
    Other assets                                      61,243
      Total other assets                                           28,982,986
TOTAL ASSETS                                                     $165,600,067

LIABILITIES
Post-petition liabilities:
    Accounts payable - trade                    $     18,537
    Accounts payable - professional fees
      and costs (Note 4)                          13,842,165
    Accrued income taxes payable (Note 5)            990,656
    Taxes payable                                     88,680
    Accrued interest (Note 6)                              0

    Total post-petition liabilities                               $14,940,038
Pre-petition liabilities:
    Priority claims                                   61,186
    Secured debt (Note 6)                                  0
    Unsecured debt  (Notes 1 and 3)              101,219,713

Total pre-petition liabilities                                    101,280,899
TOTAL LIABILITIES                                                 116,220,937

Commitments and Contingent Liabilities (Note 3)

OWNERS' EQUITY
Capital stock or owners' investment                  213,752
Paid-in-capital                                  121,590,029
Treasury stock                                    (2,308,255)
Retained earnings:

    Pre-petition                                (56,551,908)
    Post-petition                               (13,564,488)
TOTAL OWNERS' EQUITY (Notes 1 and 3)                               49,379,130
TOTAL LIABILITIES AND OWNERS' EQUITY                             $165,600,067

                          DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                    Case No. 91A-27701
                                 Profit and Loss Statement
                          For Period October 1 - October 31, 1996
----------------------------------------------------------------------------



Gross operating revenue                     $  132,478
Less discount, returns and allowances                0

  Net operating revenue                                        $   132,478

 Cost of goods sold                                               (108,598)

  Gross profit                                                      23,880

Operating expenses:
  Salaries and wages                            30,552
  Rent and leases                               12,263
  Payroll taxes                                  2,073
  Insurance                                        232
  Other                                         21,589

  Total operating expenses                                        (66,709)


  Operating income (loss)                                         (42,829)

Legal and professional fees and costs
  (Note 4)                                   4,544,136
Depreciation, depletion and amortization         1,203
Interest expense (Note 6)                        5,693

  Total                                                       (4,551,032)
  Net operating income (loss)                                 (4,593,861)

Non-operating income and (expenses):
  Interest income                              569,886
  Other income                                   2,338
 Other income - settlements (Notes 4 and 7) 15,892,690
  Equity in earnings (losses) of subsidiaries
   and partnerships (Note 2)                   454,091

     Net non-operating income or (expenses)                   16,919,005


     Net income (loss) before income taxes                    12,325,144

     Provision for income taxes (Note 5)                         266,600


     NET INCOME (LOSS)                                       $12,058,544

                    DEBTOR: BONNEVILLE PACIFIC CORPORATION
                              Case No. 91A-27701
                     General Notes to Financial Statements
                   For Period October 1 to October 31, 1996
------------------------------------------------------------------------------



     1. The Balance Sheet and Income Statement of Bonneville Pacific Corporation, included in the Monthly Financial Report, are prepared on the accrual basis. As a result, revenues are generally recorded when earned rather than when received and expenses are generally recognized when the obligation is incurred rather than when the expenses are paid. During bankruptcy accrued interest payable is recorded only on post petition debt and pre-petition secured debt to the extent that the underlying collateral equals or exceeds the outstanding principal plus the accrued interest payable. Specifically, prepetition unsecured debt does not include any accrual of interest after December 5, 1991. These financial statements are prepared in a format required by the U.S. Bankruptcy Code. While every effort is made to comply with generally accepted accounting principles (GAAP), these financial statements may not comply with GAAP in all respects. Also see the narrative which is attached hereto.

     2. Equity in earnings of subsidiaries and partnerships represents an accrual of the Company's share of earnings or losses of its operating subsidiaries and partnerships. These earnings are affected by a number of factors including seasonality, operating costs and operating efficiency. The operating entities which comprise these earnings include Bonneville Pacific Services Company, Bonneville Fuels Corporation, and Bonneville Nevada Corporation through its investment in the NCA #1 Partnership.

     3.   Unrecorded Liabilities and Potential Claims.

               Deeply subordinated claims             $14,945,000
               Subordinated CIGNA claim                10,000,000
               Potential claims                       125,000,000

     Deeply subordinated claims are court approved claims in which the creditor has agreed to be subordinated to all other claims. The subordinated CIGNA claim is an allowed claim on par with allowed equity claims. Potential claims are unrecorded claims pending trustee and or court approval. This amount includes but is not limited to potential claims of limited partners, potential claims of equity holders, disputed claims, and accrued interest on certain claims, and potential administrative fees as may be allowed by the Bankruptcy Court. The recording of any of these liabilities and potential claims may reduce equity by a corresponding amount. See narrative for information concerning the December 16, 1996 supplemental claims bar deadline.

                    DEBTOR: BONNEVILLE PACIFIC CORPORATION
                              Case No. 91A-27701
                     General Notes to Financial Statements
                   For Period October 1 to October 31, 1996
------------------------------------------------------------------------------




     4. Accounts Receivable Settlements represent only court approved settlements where all conditions precedent have occurred and the settlements were fully effective as of October 31, 1996 and are reflected on the October 31, 1996 Financial Statements.

     5. As of April 30, 1995, Bonneville and Subsidiaries had approximately $124,000,000 in federal net operating loss carryforwards and approximately $114,000,000 in alternative minimum tax loss carryforwards for Federal Income Tax purposes. The April 30, 1996 tax return for Bonneville Pacific and Subsidiaries is currently being prepared by the Trustee's accountants. Although this tax return is not yet complete it is estimated that the tax return will show a federal net operating loss carryforward of approximately $100,000,000 for regular income tax purposes and an alternative minimum tax loss carryforward of approximately $90,000,000. Pursuant to current tax law, only 90 percent of current alternative minimum taxable income can be offset by alternative minimum tax loss carryforwards. The financial statements reflect the accrual of an estimated $2,300,000 alternative minimum tax liability resulting from operations and the receipt of proceeds from settlements.

     6. Interest expense and accrued interest payable that are reflected on the financial statements are related only to financial obligations incurred post-bankruptcy and do not relate to pre- bankruptcy liabilities.

     7. Included in Other Income - Settlements is $865,540 for forgiveness of the accrued interest on the Portland General advances and other expenses which were deducted as an expense in prior periods. Any other income statement impact resulting from the Portland General settlement has not yet been determined at this date. See narrative for explanation of the Portland General settlement.

                                 BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                             Taxes Payable Schedule (Post-Petition)
                            For Period October 1 to October 31, 1996
--------------------------------------------------------------------------

                        Beginning                                       Payments       Date    Check        Ending
                         Balance      Adjustments      Additions        Deposits       Paid    Numb.       Balance

Income tax withheld:
     Federal          $     -0-       $              $ (4,507.71)       $ 2,229.55   10/11/96  1208
                                                                          2,278.16   10/28/96  1211     $     -0-


     State                  -0-                        (1,551.80)         1,551.80   10/22/96  1212           -0-

FICA tax withheld           -0-                        (1,537.28)           756.23   10/11/96  1208
                                                                            781.05   10/28/96  1211           -0-


Employer's FICA tax         -0-                        (1,559.08)           756.23   10/11/96  1208
                                                                             21.80   10/22/96  1209           -0-
                                                                            781.05   10/28/96  1211


Unemployment tax:
     Federal                -0-                                                                               -0-
     State                  -0-                         (513.81)            513.81   10/22/96  1210

Sales, use & excise taxes   -0-                                                                               -0-
Property taxes           (86,463.00)                  (2,217.00)                                          (88,680.00)

Accrued income tax:
     Federal          (1,400,799.00)                (266,600.00)       500,000.00   10/15/96   1005926  (1,167,399.00)
     State                76,743.00                                     90,000.00   10/15/96   1005927     176,743.00
                                                                        10,000.00   10/15/96   1005928

Delaware franchise tax      -0-                                                                              -0-

Employee withholding        -0-                       (1,577.34)           788.67   10/11/96  1005907        -0-
                                                                           788.67   10/28/96  1005949





TOTALS               $(1,410,519.00)   $    -0-        $(280,064.02)  $611,247.02                      $(1,079,336.00)
                      ==============    ===========   ==============  ===========                      ==============


                             DEBTOR:  BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                       Insurance Schedule
                            For Period October 1 to October 31, 1996
---------------------------------------------------------------------------

                                                                                       Policy
                                                                     Amount of         Expiration        Premium Paid
                                   Carrier/Agent                     Coverage          Date              Thru Date

   Worker's Compensation           Various State Funds               Statutory
                                                                     $1,000,000        (A)               10/31/96


   General Liability               Travelers Insurance/
                                   Sedgwick James                    5,000,000         06/06/97          06/06/97

   Vehicles                        Travelers Insurance/
   [Hired/Non-owned]               Sedgwick James                    5,000,000         06/06/97          06/06/97

   Property:
         Bonneville Pacific        Federal Insurance Co./
                                   Sedgwick James                    735,000           08/17/96          08/17/97

      Kyocera                      Federal/Hartford Steam/
                                   Sedgwick James                    5,352,879         08/17/96          08/17/97


(A) All workers compensation insurance policies are insured through various state insurance funds. As such, they continue in force as premiums are paid and have no policy expiration dates.







                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                      Accounts Receivable and Payable Aging
                    For Period October 1 to October 31, 1996

----------------------------------------------------------------------------



                                            Non-Affiliate
                                              Accounts           Accounts
                                             Receivable           Payable

Under 30 days                               $ 4,383,707         $13,583,788
30 to 60 days                                         3                   0
61 to 90 days                                        19                   0
Over 90 days                                        596             276,914


Total post-petition                           4,384,326          13,860,702

Pre-petition amounts                                  0           3,948,725


Total accounts receivable                   $ 4,384,326


Total accounts payable                                          $17,809,427



                                             Affiliate
                                              Accounts
                                             Receivable

Under 30 days                               $     7,996
30 to 60 days                                    21,662
61 to 90 days                                         0
Over 90 days                                    225,438


Total post-petition affiliate
 accounts receivable                        $   255,096



(*) Accounts payable over 90 days past due primarily represents professional fees incurred prior to the Trustee's appointment currently being considered by the court for payment.















                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
   Schedule of Payments of Fees and Costs to Attorneys and Other Professionals
                    For Period October 1 to October 31, 1996
-------------------------------------------------------------------------


                                                       Date of
                                                        Court     Estimated
                                    Amount Paid       Approval   Balance Due

Debtor's Counsel                      $100,000           $0           (1)
Counsel for Unsecured
     Creditors' Committee                 0                        139,487
Court Appointed Trustee                   0                         80,508  (2)
Trustee's Counsel                         0                        298,290  (2)
Trustee's Accountants                     0                        190,117
Trustee's Special Plan Counsel            0                        150,000
Special Litigation Counsel for
     Trustee - Costs                      0                        753,513
     Trustee - Fees                       0                     12,097,397  (3)
Buccino and Associates                    0                         132,85  (4)
Financial Advisors Unsecured
     Creditors' Committee                 0
Creditors' Committee                      0                                 (6)
                                     -----------                 ----------


     Total                     $          0                    $13,842,165
                               ========================================



(1)    Settlement amounts under advisement by the Court were approved on October
       7, 1996.  A check was issued to Parsons  Behle & Latimer for  $100,000 on
       October 16, 1996.

(2) Includes only hourly rate and miscellaneous Trustee costs. Does not include any additional amounts that may be awarded by the Court relating to 11 USC Section 326 or as an enhanced fee to either the Trustee or the Trustee's general counsel.

(3) Includes an accrual for any contingent fees due as a result of court approved settlements or recoveries. Estimated contingent fees will be accrued when settlements are approved by the court and the accrual will be revised when fee applications are filed with the Bankruptcy Court.

(4) Pursuant to Order dated October 15, 1996, the Court approved the application for certain costs in the amount of $60,297.24 of Buccino &
       Associates taken under advisement at a hearing held





       on August 11, 1992.  Payment of the  $60,297.24 was ordered but Buccino &
       Associates was paid an $80,000.00 pre-petition retainer, for which it may not have accounted and therefore the amount actually due and owing to Buccino & Associates is undetermined.

(5) Pursuant to Order dated October 15, 1996, the Court denied the application for fees and costs of Ernst & Young, Accountants and Financial Advisors to the Official Unsecured Creditors Committee, in the amount of $275,763.00 which was taken under advisement at a hearing held on August 11, 1992. The Court further ordered disgorgement of $26,764.00 previously awarded and paid to Ernst
       & Young.

(6)    Pursuant  to  Order  dated  October  15,  1996,   the  Court  denied  the
       application  of  certain  members  of the  Official  Unsecured  Creditors
       Committee for  reimbursement of expenses in the amount of $9,634.00 taken under advisement at a hearing held on August 11, 1992.

Further information concerning settlements is contained in the narrative which is attached.












































                          DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                    Case No. 91A-27701
                       Schedule of Payments to Principal/Executives
                         For Period October 1 to October 31, 1996

------------------------------------------------------------------------------------------



Payee Name         Position    Nature of Payment         Amount

Ralph F Cox        Director    Director fees              -0-

Calvin L Rampton   Director    Director fees              -0-

Clark M Mower      President   Salary                  12,014.60
                               Expense Reimbursement                  3,247.12









































                         DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                   Case No. 91A-27701
                                Quarterly Fee Summary (1)
                              Month Ended October 31, 1996

----------------------------------------------------------------------------------------



                      Cash               Quarterly       Payment
                      Disbursement       Fee Due         Check No.       Date

January               $1,328,436.60
February                 250,804.29
March                  2,301,171.04

Total 1st Quarter      3,880,411.93      $5,000.00       1005634        4/23/96

April    262,428.76
May                      113,914.30
June                     793,980.15
Total 2nd Quarter      1,170,323.21       3,750.00       1005783        7/25/96

July                  14,435,215.07
August                 1,092,955.09
September             23,406,763.83
Total 3rd Quarter     38,934,933.99       5,000.00       1005980       11/13/96

October                1,792,229.61
November
December
Total 4th Quarter      1,792,229.61

(1) This  summary  is  to  reflect  the  current  calendar  year's   information
    cumulative to the end of the current reporting period.
